Exhibit (a)(1)(L)

Amended and Restated Notice of Withdrawal

For Tender of Shares of Common Stock

Pursuant to the Offer to Purchase, Dated February 13, 2020 (as Supplemented and Amended)

by

MGM Resorts International

Up to $1,250,000,000 of its Shares of Common Stock at a Cash Purchase Price Not More than $28.00 per Share Nor Less than $23.50 per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, AT THE END OF THE DAY, NEW YORK CITY TIME, ON MARCH 12, 2020, UNLESS THE OFFER IS

EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED,

THE “EXPIRATION DATE”).

The undersigned hereby withdraws the tender of his, her or its shares of common stock, par value $0.01 per share (each, a “Share,” and collectively, the “Shares”), of MGM Resorts International (the “Company,” “MGM”, “we,” “us” or “our”) pursuant to the offer of the Company to purchase up to $1,250,000,000 in purchase price of its Shares at a price calculated as described in the Offer to Purchase (as defined below) that is a price not greater than $28.00 nor less than $23.50 per Share to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and conditions described in the Offer to Purchase, dated February 13, 2020 (as previously amended and supplemented, and together with any additional amendments or supplements thereto, the “Offer to Purchase”), in the related Amended and Restated Letter of Transmittal (together with any additional amendments or supplements thereto, the “Amended and Restated Letter of Transmittal”) and in other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and the Amended and Restated Letter of Transmittal, the “Offer”).

If you have questions or need assistance, you should contact Georgeson LLC, the information agent for the offer (the “Information Agent”), or J.P. Morgan Securities LLC or BofA Securities, Inc., (collectively, the “Dealer Managers”), at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase. If you require additional copies of the Offer to Purchase, the Amended and Restated Letter of Transmittal, the Amended and Restated Notice of Guaranteed Delivery, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at the Company’s expense.

All withdrawals of Shares previously tendered in the Offer must comply with the procedures set forth in Section 4 of the Offer to Purchase.

The undersigned has identified in the table below the Shares that are being withdrawn from the Offer. If a shareholder has used more than one Amended and Restated Letter of Transmittal or has otherwise tendered Shares in more than one group of Shares, the shareholder may withdraw Shares using either separate amended and restated written notices of withdrawal or a combined written amended and restated notice of withdrawal, so long as the information specified above is included.

Voluntary Corporate Action – MGM

DESCRIPTION OF SHARES TO BE WITHDRAWN
SHARES TO BE WITHDRAWN	PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES WERE TENDERED
Number of Shares:	☐ Shares Tendered At Price Determined By Shareholder
CUSIP NO:	☐ $23.50	☐ $26.00
	☐ $23.75	☐ $26.25
Name of Tendering Shareholder:	☐ $24.00	☐ $26.50
	☐ $24.25	☐ $26.75
Name of Registered Holder of the Shares:	☐ $24.50	☐ $27.00
	☐ $24.75	☐ $27.25
Serial Numbers for Certificates for Shares (if applicable):	☐ $25.00	☐ $27.50
	☐ $25.25	☐ $27.75
	☐ $25.50	☐ $28.00
☐ $25.75

Voluntary Corporate Action – MGM

DESCRIPTION OF SHARES TO BE WITHDRAWN
SHARES TO BE WITHDRAWN	PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES WERE TENDERED
Number of Shares:	☐ Shares Tendered At Price Determined By Shareholder
CUSIP NO:	☐ $23.50	☐ $26.00
	☐ $23.75	☐ $26.25
Name of Tendering Shareholder:	☐ $24.00	☐ $26.50
	☐ $24.25	☐ $26.75
Name of Registered Holder of the Shares:	☐ $24.50	☐ $27.00
	☐ $24.75	☐ $27.25
Serial Numbers for Certificates for Shares (if applicable):	☐ $25.00	☐ $27.50
	☐ $25.25	☐ $27.75
	☐ $25.50	☐ $28.00
☐ $25.75

Voluntary Corporate Action –MGM

DESCRIPTION OF SHARES TO BE WITHDRAWN
SHARES TO BE WITHDRAWN	PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES WERE TENDERED
Number of Shares:	☐ Shares Tendered At Price Determined By Shareholder
CUSIP NO:	☐ $23.50	☐ $26.00
	☐ $23.75	☐ $26.25
Name of Tendering Shareholder:	☐ $24.00	☐ $26.50
	☐ $24.25	☐ $26.75
Name of Registered Holder of the Shares:	☐ $24.50	☐ $27.00
	☐ $24.75	☐ $27.25
Serial Numbers for Certificates for Shares (if applicable):	☐ $25.00	☐ $27.50
	☐ $25.25	☐ $27.75
	☐ $25.50	☐ $28.00
☐ $25.75

For withdrawals of Shares delivered through The Depository Trust Company (the “Book-Entry Transfer Facility”), this amended and restated notice of withdrawal (this “Amended and Restated Notice of Withdrawal”) should only be used for such withdrawals if the undersigned needs to withdraw Shares after the Book-Entry Transfer Facility closes, which is expected to occur at 5:00 p.m., New York City time, on the Expiration Date. Otherwise, the Book-Entry Transfer Facility’s form of amended and restated notice of withdrawal should be used for such Shares.

Once the Book-Entry Transfer Facility has closed, if you beneficially own Shares that were previously delivered through the Book-Entry Transfer Facility, then in order to properly withdraw your Shares, the institution through which your Shares are held must deliver via email this Amended and Restated Notice of Withdrawal to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), at canoticeofguarantee@computershare.com prior to 12:00 midnight, at the end of the day, New York City time, on the Expiration Date. You should consult with such institution on the procedures that must be complied with and the time by which such procedures must be completed to ensure that the institution has ample time to submit this Amended and Restated Notice of Withdrawal on your behalf prior to 12:00 midnight, at the end of the day, on the Expiration Date.

Voluntary Corporate Action – MGM

This form must be signed below by the applicable Book-Entry Transfer Facility participant as its name appears on a security position listing showing such participant as the owner of the Shares being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of Book-Entry Transfer Facility Participant:

Account Number(s):

Signature(s):

Capacity (Full Title):

Address (and Zip Code):

Telephone Number:

TIN or SSN:

Book-Entry Transfer Facility Participant No.:

Transaction Code Number:

Date:

We will determine all questions as to the form and validity, including the time of receipt, of any notice of withdrawal or amended and restated notice of withdrawal, in our sole discretion, which determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. Neither we nor the Dealer Managers, the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal or amended and restated notice of withdrawal, nor will any of the foregoing incur liability for failure to give any such notification.

Withdrawals may not be rescinded, and any Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered before the Expiration Date by again following one of the procedures described in Section 3 of the Offer to Purchase.

Voluntary Corporate Action – MGM

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